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                                                                  EXHIBIT 10.24b

                           FIRST AMENDMENT TO SUBLEASE

THIS FIRST AMENDMENT TO SUBLEASE ("First Amendment") is made as of July 1, 2003 by and between Sorrento Montana, L.P., a California Limited Partnership ("Landlord") and Integra NeuroSciences CA Corporation, a Delaware Corporation ("Tenant"), with reference to the following facts and circumstances:

            Landlord and Camino NeuroCare, Inc. entered into a Sublease dated July 1, 2001 for approximately 16,205 square feet of premises commonly known as Suites #706 through #714 and Suite #716, 5965 Pacific Center Boulevard, San Diego, California 92121 ("Premises").

Landlord and Tenant desire to modify, amend and supplement the Sublease through this First Amendment as follows:

            1. Paragraph 1.3 ("TENANT") is hereby amended to delete Camino NeuroCare, Inc., a Delaware Corporation as Tenant and substitute therefore Integra Neurosciences CA Corporation, a Delaware Corporation as Tenant.

            2. Paragraph 1.5 ("SUBLEASE TERM") is hereby amended to extend the term of the Sublease an additional twenty-four months through June 30, 2005.

            3. Paragraph 1.8 ("INITIAL SECURITY DEPOSIT") is hereby amended to provide for Tenant's Security Deposit to be increased by Ten Thousand Sixty-Four and 75/100 Dollars ($10,064.75), resulting in a Security Deposit of Fifteen Thousand Three Hundred Ninety-Four and 75/100 Dollars ($15,394.75).

            4. Paragraph 1.9.1 ("BASE RENT") is amended to provide for payment by Tenant of Base Rent of Fifteen Thousand Three Hundred Ninety-Four and 75/100 Dollars ($15,394.75) per month effective July 1, 2003. Effective July 1, 2004 and every July 1 thereafter throughout the sublease term, Tenant's Base Rent shall be increased four percent (4%) over the Base Rent payable by Tenant for the immediately preceding month.

            5. Paragraph 14.0 ("OPTION TO RENEW") is hereby amended to provide Tenant an Option to Renew ("Renewal Option") this Sublease for one additional two-year term commencing July 1, 2005 and continuing for twenty-four consecutive months. Provided Tenant is not in default of this Sublease or Tenant's July 1, 2001 Sublease of 5955 Pacific Center Boulevard as subsequently amended, Tenant shall exercise the Renewal Option by notifying Landlord in writing on or before December 31, 2004 of Tenant's intention to renew. Tenant's Beginning Base Rent for the option term shall be ninety-five percent (95%) of the then-prevailing market rate for comparable space in the Sorrento Mesa/Sorrento Valley area, but in no event less than $1.03 NNN per square foot per month. Tenant's failure to exercise the Renewal Option on or before December 31, 2004 shall constitute a waiver of the Renewal Option by Tenant.

            6. Paragraph 17.0 ("OPTION TO RETURN PREMISES") is hereby added to provide Tenant with a one-time Option to Return and delete from this Sublease a portion of Tenant's Premises ("Return Option") upon thirty

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            days' advance written notification served to Landlord any one time during the period July 1, 2003 and November 30, 2003. The premises which Tenant may return under the Return Option are specifically limited to the approximately 1,203 square toot Suite #716 and/or any one (but not more than one) of the following:

                        i. Suite #706 (approximately 1,728 square feet)

                        ii.Suites #706 and #707 (approximately 3,456 square feet)

                        iii.Suite #714 (approximately 1,618 square feet)

                        iv. Suites #714 and #713 (approximately 3,236 square feet)

                        v. Suite #706 and #714 (approximately 3,346 square feet)

Thirty days following Landlord's receipt of Tenant's written notice specifically identifying the suite or suites from the above list to be returned (which may be served by Tenant any one time during the period July 1, 2003 and November 30, 2003 only), the identified suites shall be deleted from Section 1.4 ("Premises") of this Sublease without penalty. Tenant's Base Rent payable under Paragraph
1.9.1 shall be reduced by $0.95 NNN per square foot per month for all square footage of Premises returned under this Return Option effective thirty days from Landlord's receipt of Tenant's written notice identifying the Premises to be returned hereunder. The foregoing notwithstanding, Tenant, at Tenant's sole cost and expense, shall be responsible for physically demising with a wall or walls as necessary and separating as necessary the system or systems serving the returned premises, including but not necessarily limited to electrical, heating, ventilation and air conditioning, from the then-remaining portion of Tenant's Premises.

                    Except as specifically provided in this First Amendment, all of the terms, conditions and definitions set forth in the Sublease shall remain unchanged and in full force and effect. In the event of any conflict between this First Amendment and the Sublease, the terms of this First Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment To Sublease effective the day and year first written above:

LANDLORD:                                              TENANT:

SORRENTO MONTANA, L.P., A                      INTEGRA NEUROSCIENCES CA
                                               CORPORATION
                                               A Delaware Corporation

A California Limited Partnership
By: Sorrento Commercial Properties, Inc.       By: /s/ Stuart M. Essig
A California Corporation doing business        ------------------------
as Sorrento Management Company                 Title: President and CEO

                                               Date:
By: /s/ Roger W. Hillbrook
    -------------------------------
    Roger W. Hillbrook
    Vice President/Corporate Broker

Date: 7/21/03

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